UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2021

RUSH STREET INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39232	84-3626708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 950

Chicago, Illinois 60611

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 915-2815

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RSI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2021, Rush Street Interactive, Inc., a Delaware corporation (the “Company”), issued a press release to announce that, effective upon such date, Richard Schwartz, Co-Founder and President of the Company, has been appointed Chief Executive Officer of the Company and a Class II member of the Company’s board of directors (the “Board”), serving until the Company’s 2022 annual meeting of stockholders. Mr. Schwartz has replaced Greg Carlin, who will remain on the Board and has been appointed Vice Chairman. Mr. Schwartz’s biography appears in the Company’s 2021 proxy statement, filed with the SEC on May 11, 2021 and is incorporated by reference herein. A copy of the press release is provided as Exhibit 99.1 to this Current Report.

In connection with Mr. Carlin’s transition to Vice Chairman of the Board, the Company and Mr. Carlin entered into a letter agreement effective as of August 12, 2021 (the “Carlin Transition Letter”), pursuant to which Mr. Carlin agreed to forfeit one-third of the performance stock units, stock options and restricted stock units awarded to him on April 9, 2021 by the Company under the Company’s equity plan. Mr. Carlin is eligible to participate in the Company’s long-term incentive compensation plan, and will be granted a restricted stock award valued at $250,000 on the date of grant. The foregoing is not a complete description of the parties’ rights and obligations under the Carlin Transition Letter and is qualified by reference to the full text and terms of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference. The Company and Mr. Schwartz are currently negotiating compensation terms regarding Mr. Schwartz’s appointment as Chief Executive Officer.

There are no arrangements or understandings between Mr. Schwartz and any other person pursuant to which Mr. Schwartz was appointed as Chief Executive Officer and a director of the Company. Mr. Schwartz does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related transactions or relationships between Mr. Schwartz and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Additionally, on August 12, 2021, Sheli Rosenberg resigned as a member of the Board. Ms. Rosenberg did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices. Effective as of that date, Mr. Schwartz was appointed to the Board to fill the vacancy created upon Ms. Rosenberg’s departure.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Transition Letter Agreement, dated August 12, 2021
99.1	Press Release, dated August 12, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH STREET INTERACTIVE, INC.

	By:	/s/ Kyle Sauers
Name: Kyle Sauers
Title: Chief Financial Officer

Dated: August 12, 2021